As filed with the U.S. Securities and Exchange Commission on February 15, 2022.

Registration No. 333--

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AXIOS Sustainable Growth Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1640650 (I.R.S. Employer Identification Number)

AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

Hidden Pines Farm, 14090, Hopewell Road

Alpharetta, Georgia 30004

Telephone: (770) 813-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benedikt Förtig, Chief Executive Officer

c/o AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

Hidden Pines Farm, 14090, Hopewell Road

Alpharetta, Georgia 30004

Telephone: (770) 813-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schwartz, Esq. Kevin T. Hardy, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Tel: (212) 735-3000	Ralph De Martino, Esq. Cavas Pavri, Esq. Schiff Hardin LLP 901 K. St. NW Washington, DC 20001 Tel: (202) 778-6400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-262352

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units of AXIOS Sustainable Growth Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share, one right and one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each right entitles the holder thereof to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination. Each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. We will not issue fractional shares. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-262352) (the “Prior Registration Statement”), initially filed by the Registrant on January 26, 2022 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 15, 2022. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 16, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 16, 2022.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-262352) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Maples and Calder
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Marcum LLP
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-262352) filed on January 26, 2022)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on February 15, 2022.

AXIOS SUSTAINABLE GROWTH ACQUISITION CORPORATION

By:	/s/ Benedikt E. Förtig
Benedikt E. Förtig
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Benedikt E. Förtig	Chief Executive Officer and Director
Benedikt E. Förtig	(Principal Executive Officer)	February 15, 2022
/s/ Dr. Ram Bürgi-Krishnamurthy	Chief Financial Officer
Dr. Ram Bürgi-Krishnamurthy	(Principal Financial and Accounting Officer)	February 15, 2022
/s/ Prof. Dr. h.c. Martin Richenhagen Prof. Dr. h.c. Martin Richenhagen	Director	February 15, 2022
/s/ Dr. Uwe Nickel Dr. Uwe Nickel	Director	February 15, 2022
/s/ Jeffrey B. Kamins Jeffrey B. Kamins	Director	February 15, 2022
/s/ Matthijs Mondria Matthijs Mondria	Director	February 15, 2022

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